                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                                VIAD CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                   VIAD TOWER
                          PHOENIX, ARIZONA 85077-2227

Robert H. Bohannon
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

                                                                  March 31, 2000

Dear Stockholder:

    Our 2000 Annual Meeting of Stockholders will be held on Tuesday, May 9, at 9:00 a.m., in the Sunshine Room of the Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona. The meeting will begin promptly at 9:00 a.m., so please plan to arrive earlier.

    The formal notice of the meeting is on the next page. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking.

    Directors and officers will be available before and after the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Corporation and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement.

    Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may access the automated telephone voting feature which is described on your proxy card. If you plan to attend the meeting, you may vote in person.

                                          Sincerely,

                                          /s/ Robert H. Bohannon

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 -------------

                                                                  March 31, 2000

To Viad Corp Common Stockholders:

    We will hold the Annual Meeting of Stockholders of Viad Corp, a Delaware corporation, in the Sunshine Room of the Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253, on Tuesday, May 9, 2000, at 9:00 a.m., Mountain Standard Time. The purpose of the meeting is to:

    1.  Elect three directors;

    2. Ratify appointment of Deloitte & Touche LLP as our independent auditors for 2000; and

    3. Consider any other matters which may properly come before the meeting and any adjournments.

    Only stockholders of record of common stock at the close of business
March 10, 2000, are entitled to receive this notice and to vote at the meeting. A list of stockholders entitled to vote will be available at the meeting for examination by any stockholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at our offices at Viad Tower, 1850 North Central Avenue, Phoenix, Arizona.

    Our 1999 Annual Report on Form 10-K, including financial statements, is included with your proxy statement.

    To assure your representation at the meeting, please access the automated telephone voting feature described on the proxy card, or vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. Your proxy is being solicited by the Board of Directors.

                                          SCOTT E. SAYRE
                                          SECRETARY

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                   VIAD CORP
                           1850 NORTH CENTRAL AVENUE
                          PHOENIX, ARIZONA 85077-2227

                         ANNUAL MEETING OF STOCKHOLDERS
                                PROXY STATEMENT

           ANNUAL MEETING  Tuesday, May 9, 2000                        Camelback Inn
                           9:00 a.m., Mountain Standard Time           Sunshine Room
                                                                       5402 East Lincoln Drive
                                                                       Scottsdale, Arizona

                   AGENDA  1.  Elect three directors.

                           2.  Ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2000.

                           3.  Any other proper business.

     PROXIES SOLICITED BY  The Board of Directors.

       FIRST MAILING DATE  We anticipate mailing the proxy statement on March 31, 2000.

              RECORD DATE  March 10, 2000. On the record date, we had 94,063,572 shares of our common stock outstanding.

                   VOTING  If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote. You can vote in person at the meeting, or by automated telephone voting, or you can vote by proxy.

                  PROXIES  We will vote signed returned proxies "FOR" the Board's nominees and "FOR"
                           agenda item 2 unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.

      REVOKING YOUR PROXY  You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed on page 21 under "Voting Procedures/
                           Revoking Your Proxy."

            YOUR COMMENTS  Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

   PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                       PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                                       ELECTION OF DIRECTORS

          BOARD STRUCTURE  The Board of Directors of the Corporation consists of eight persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and persons are elected to that class for terms of three years. Three directors will be elected at this year's annual meeting.

                                                         DIRECTOR NOMINEES

                           The Board of Directors has nominated Messrs. Robert H. Bohannon, Douglas L.
                           Rock, and John C. Tolleson for election at the annual meeting. Each nominee is currently a member of the Board of Directors and has agreed to serve another term if elected. Information about the director nominees is presented below:

FOR TERMS EXPIRING AT THE  Robert H. Bohannon      Chairman, President and Chief Executive Officer of
      2003 ANNUAL MEETING                          the Corporation. Age 55. Director since 1996.
                           Douglas L. Rock         Chairman of the Board and Chief Executive Officer
                                                   of Smith International, Inc., a worldwide supplier
                                                   of products and services to the oil and gas
                                                   drilling and production industry. Age 53. Director
                                                   since 1996.

                           John C. Tolleson        Founder and former Chairman and Chief Executive
                                                   Officer of First USA, Inc., a financial services
                                                   company specializing in the credit card business;
                                                   and currently Chief Executive Officer and owner of
                                                   The Tolleson Group, a private investment group.
                                                   Also a director of Bank One Corporation, Capstead
                                                   Mortgage Corporation, and Haggar Corporation. Age
                                                   51. Director since 1997.

                           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

                                                 DIRECTORS CONTINUING IN OFFICE

                           Five directors will continue in office until expiration of their designated terms. Information about the directors continuing in office is presented below:

        TERMS EXPIRING AT  Jess Hay                Chairman, Texas Foundation for Higher Education,
          THE 2001 ANNUAL                          and Chairman of HCB Enterprises Inc, a private
                  MEETING                          investment firm. Retired Chairman and Chief
                                                   Executive Officer of Lomas Financial Group. Also a
                                                   director of Exxon Corporation, SBC Communications,
                                                   Inc. and Trinity Industries, Inc. Age 69. Director
                                                   since 1981.

                           Linda Johnson Rice      President and Chief Operating Officer and a
                                                   director of Johnson Publishing Company, Inc.,
                                                   publisher of Ebony and other magazines. Also a
                                                   director of Bausch & Lomb Incorporated and
                                                   Kimberly-Clark Corporation. Age 42. Director since
                                                   1992.

                           Timothy R. Wallace      Chairman, President and Chief Executive Officer and
                                                   a director of Trinity Industries, Inc., a
                                                   manufacturer of railcars and equipment. Age 46.
                                                   Director since 1996.

        TERMS EXPIRING AT  Judith K. Hofer         President and Chief Executive Officer of May
          THE 2002 ANNUAL                          Merchandising/MDSI, a May Department Stores
                  MEETING                          Company. Age 60. Director since 1984.

                           Jack F. Reichert        Chairman of the Board, Retired, of Brunswick
                                                   Corporation, a leader in marine power, pleasure
                                                   boating and recreation products and services.
                                                   Trustee, Carroll College; Director, Professional
                                                   Bowlers Association. Age 69. Director since 1984.

                                                BOARD INFORMATION

           BOARD MEETINGS  The Board of Directors held four regular meetings and three special meetings during 1999. Each director attended at
                           least 75% of his or her Board and committee meetings except for Mr. Rock who attended 74% of such meetings. Mr. Rock was unable to attend certain meetings due to weather related
                           travel delays and business obligations occurring on the date of scheduled meetings.

         BOARD COMMITTEES  Committees of the Board met periodically during the year, usually in conjunction with regular meetings of the Board.
                           The Board has established the following standing committees to deal with particular areas of responsibility:

                           THE EXECUTIVE COMMITTEE exercises all the powers of the
                           Board when the Board is not in session, except as limited by law and by resolutions of the Board. The committee held 11 meetings during 1999. Current members: Mr. Reichert,
                           Chairman; Ms. Hofer; and Messrs. Bohannon, Hay and Rock.

                           THE AUDIT COMMITTEE recommends to the Board appointment of our independent auditors and assists the Board in monitoring the quality and integrity of the financial statements of the
                           Corporation, the compliance by the Corporation with legal
                           and regulatory requirements, the independence and
                           performance of the Corporation's internal and external
                           auditors, and during 1999, progress toward Year 2000
                           compliance. The committee met three times in 1999. All
                           members of this committee are nonemployee directors. Current members: Ms. Hofer, Chairman; Ms. Rice; and Messrs.
                           Reichert, Rock and Tolleson.

                           THE HUMAN RESOURCES COMMITTEE reviews, for recommendation to the Board, the salary of the Chief Executive Officer and
                           approves salaries and compensation of executive officers.
                           The committee also approves incentive compensation targets and awards under various compensation plans and grants under our incentive stock plans. The committee met five times in
                           1999. All members of this committee are nonemployee
                           directors. Current members: Mr. Hay, Chairman; Mmes. Hofer and Rice; and Messrs. Tolleson and Wallace.

                           THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE is
                           responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The committee also reviews and from time to time proposes changes to the
                           Corporation's system of corporate governance. The committee met one time in 1999. All members of this committee are
                           nonemployee directors. Current members: Ms. Rice, Chairman;
                           and Messrs. Hay and Wallace. Mr. Bohannon is an ex-officio member of this committee.

                                            COMPENSATION OF DIRECTORS

       RETAINERS AND FEES  Nonemployee directors receive an annual retainer of $30,000 and committee chairmen receive an additional annual retainer of $5,000. Nonemployee directors also receive a fee of
                           $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Directors are
                           reimbursed for all expenses related to their service as
                           directors.

    DEFERRED COMPENSATION  Nonemployee directors may defer all or part of their
                     PLAN  retainers and fees pursuant to the Directors' Deferred
                           Compensation Plan. These amounts can be deferred in the form of stock units related to the price of the Corporation's
                           common stock or in the form of cash. Deferred accounts are credited quarterly with dividend equivalents in the case of stock unit accounts and interest at a long-term
                           medium-quality bond rate in the case of cash accounts.
                           Deferred amounts are payable after a director ceases to be a
                           Board member.

            OPTION GRANTS  Nonemployee directors receive an initial grant of non-qualified options when they become directors and an additional grant each year of their term. Options to purchase 3,100 shares were granted to each nonemployee director holding office on May 10, 1999, at an exercise price of $29.50, the average market price on the day of grant.

CHARITABLE AWARD PROGRAMS  All directors participate in the Directors' Charitable Award
                           Program. The program, a part of our overall support for
                           charities, provides for contributions by the Corporation on behalf of each participating director of $100,000 per year to one or more charitable organizations designated by the
                           director. The contributions will be made over a period of
                           ten years following the director's death. The program is
                           being funded through the purchase of insurance on the life of each director, with the Corporation as beneficiary.

                           Nonemployee directors also may participate in the Directors'
                           Charitable Matching Program. The program provides for
                           corporate matching of charitable contributions made by
                           nonemployee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year.

           OTHER BENEFITS  We provide nonemployee directors with accidental death and dismemberment insurance benefits of $300,000 and travel
                           accident insurance benefits of $250,000 when they are
                           traveling on corporate business.

                                            MANAGEMENT STOCK OWNERSHIP

     OWNERSHIP GUIDELINES  We believe it is important to align the financial interests of our directors and officers with those of our
                           stockholders. Guidelines have been adopted which specify the minimum amount of stock that directors and officers are
                           expected to own on a direct basis, meaning stock or stock
                           units which are subject to market risk, not simply held
                           under option. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock.

                           The guidelines call for each officer to own stock or stock units which have a value within a range of one and one-half to five times that individual's annual salary, depending on salary level. The guidelines also call for each nonemployee director to own stock or stock units which have a value
                           equal to five times the annual retainer payable to a
                           director. Most of our directors and officers have reached
                           their goals, and the remainder are continuing to invest
                           toward achieving their goals.

                           The first table below provides information concerning the
                           beneficial ownership of our common stock by directors and
                           executive officers of Viad, individually and as a group. The second table provides more detailed information concerning director ownership of Viad common stock, options and stock units. Information in the ownership tables is as of March
                           15, 2000.

                                                                      AMOUNT AND NATURE OF
             DIRECTOR AND  NAME                                      BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
        EXECUTIVE OFFICER  ---------------------------------------   -----------------------   ----------------
                OWNERSHIP
                           Robert H. Bohannon.....................            574,349                  *
                           Charles J. Corsentino..................            179,153                  *
                           Paul B. Dykstra........................             48,995                  *
                           Kimbra A. Fracalossi...................             12,037                  *
                           Jess Hay...............................             43,966                  *
                           Judith K. Hofer........................             80,393                  *
                           Philip W. Milne........................            141,321                  *
                           Paul B. Mullen.........................             74,197                  *
                           Ronald G. Nelson.......................            237,131                  *
                           Peter J. Novak.........................            217,311                  *
                           Jack F. Reichert.......................             81,544                  *
                           Linda Johnson Rice.....................             77,243                  *
                           Douglas L. Rock........................             23,050                  *
                           Scott E. Sayre.........................             52,342                  *
                           Catherine L. Stevenson.................             27,105                  *
                           John C. Tolleson.......................             65,150                  *
                           Timothy R. Wallace.....................             23,050                  *
                           Wayne A. Wight.........................             95,235                  *
                           All Directors and Executive Officers as
                           a Group (18 persons)...................          2,053,572                2.2%

                   *   Less than one percent.
                    -----------------------------------------------------

                   (1) Includes 279,500 shares of performance-based stock, which will not be earned unless performance targets are met, and 1,353,363 shares of common stock subject to stock options which were exercisable as of March 15, 2000, or within 60 days thereafter, by the directors and executive officers listed above.

                 DIRECTOR
                                                     YEAR FIRST    BENEFICIAL    UNEXERCISABLE    STOCK
                           NAME                       ELECTED     OWNERSHIP(1)      OPTIONS      UNITS(2)     TOTAL
                OWNERSHIP  -----------------------    -------     ------------   -------------   --------   ----------
                           Robert H. Bohannon.....      1996          574,349       167,500        52,208      794,057
                           Jess Hay...............      1981           43,966         5,250        55,463      104,679
                           Judith K. Hofer........      1984           80,393         5,250        53,937      139,580
                           Jack F. Reichert.......      1984           81,544         5,250        60,625      147,419
                           Linda Johnson Rice.....      1992           77,243         5,250         9,151       91,644
                           Douglas L. Rock........      1996           23,050         5,250         7,082       35,382
                           John C. Tolleson.......      1997           65,150         5,250         1,409       71,809
                           Timothy R. Wallace.....      1996           23,050         5,250         3,956       32,256

                           Totals.................                    968,745       204,250       243,831    1,416,826

                    -----------------------------------------------

                   (1) Beneficial ownership includes common stock owned plus common stock that a director can acquire at March 15, 2000, or during the 60 calendar day period thereafter, through the exercise of stock options. Ownership of common stock, excluding exercisable options, is as follows: Mr. Bohannon, 220,379 (including 165,000 shares of performance-based stock which will not be earned unless performance targets are met); Mr. Hay, 10,000; Ms. Hofer, 26,477; Mr. Reichert, 1,000; Ms.
                         Rice, 3,000; Mr. Rock, none; Mr. Tolleson, 50,000; and Mr. Wallace, none.

                   (2) In the case of Mr. Bohannon, represents stock units held under the Deferred Compensation Plan for executives and in the case of all other directors, represents stock units held under the Deferred Compensation Plan for directors. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock.

                          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                    The table below provides certain information regarding those persons known by the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding common stock.

       CERTAIN BENEFICIAL
                                                        AMOUNT AND NATURE OF
                           NAME AND ADDRESS             BENEFICIAL OWNERSHIP   PERCENT OF CLASS
                   OWNERS  ---------------------------  --------------------   ----------------
                           FMR Corp.
                           82 Devonshire Street
                           Boston, Massachusetts 02109    13,792,980(1)            14.66%

                    -----------------------------------------------

                   (1) The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 14, 2000, filed with the SEC. FMR Corp. has sole voting power for 236,920 shares and sole dispositive power for all shares owned.

                       --------------------------------------------------------

                           THE FOLLOWING AUDIT COMMITTEE REPORT, HUMAN RESOURCES
                           COMMITTEE REPORT, AND STOCKHOLDER RETURN PERFORMANCE GRAPH
                           WILL NOT BE INCORPORATED BY REFERENCE INTO ANY PRESENT OR
                           FUTURE FILINGS WE MAKE WITH THE SECURITIES AND EXCHANGE
                           COMMISSION, EVEN IF THOSE REPORTS INCORPORATE ALL OR ANY
                           PART OF THIS PROXY STATEMENT.

                                              AUDIT COMMITTEE REPORT

                      THE  The Audit Committee of the Board is comprised solely of
                COMMITTEE  independent directors and was appointed by the Board to assist the Board in monitoring (1) the quality and integrity of the financial statements of the Corporation, (2) the
                           compliance by the Corporation with legal and regulatory
                           requirements and (3) the independence and performance of the
                           Corporation's internal and external auditors.

                COMMITTEE  The committee met three times in 1999. Committee members are
             MEETINGS AND  also available to consult with management and with the
         RESPONSIBILITIES  Corporation's independent auditors throughout the year. The committee regularly meets in general and private sessions
                           with management of the Corporation and with the
                           Corporation's internal and outside independent auditors. The committee receives and discusses their reports and
                           encourages open and detailed discussion of all matters
                           related to responsibilities of the committee. The
                           responsibilities of the committee are set forth in its
                           charter, a copy of which is attached to this Proxy Statement as Appendix A.

                FINANCIAL  The committee has recommended that the audited financial
               STATEMENTS  statements of the Corporation for 1999 be included in the
           RECOMMENDATION  Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission. A copy of that
                           report was included in your proxy materials. In connection with its recommendation, the committee did the following:

                           -  Reviewed and discussed the audited financial statements of the Corporation with management

                           -  Discussed with the independent auditors of the
                           Corporation matters required to be discussed by generally
                              accepted auditing standards, including standards set
                              forth in Statement on Auditing Standards No. 61. That
                              statement requires that the independent auditor
                              communicate to the committee matters related to the
                              conduct of the audit such as the quality of earnings;
                              estimates, reserves and accruals; suitability of
                              accounting principles; highly judgmental areas; and audit
                              adjustments whether or not recorded

                           -  Received written disclosures from the independent
                           auditors regarding their independence as required by
                              Independence Standards Board Standard No. 1, and
                              discussed with the auditors the auditors' independence

                           A report of the Corporation's management concerning
                           management responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, the
                           Corporation's independent auditors, are included in the
                           Corporation's Annual Report on Form 10-K and should be read in conjunction with the audited financial statements of the
                           Corporation.

                                                              AUDIT COMMITTEE
                                                               Judith K. Hofer,
                                                               Chairman
                                                               Jack F. Reichert
                                                               Linda Johnson Rice
                                                               Douglas L. Rock
                                                               John C. Tolleson

                                         HUMAN RESOURCES COMMITTEE REPORT

                      THE  The Human Resources Committee of the Board is comprised
                COMMITTEE  solely of independent directors. The committee oversees development and implementation of an executive compensation strategy designed to enhance profitability and stockholder value. Advice and assistance from independent compensation consultants is obtained periodically in connection with
                           various matters.

                  OVERALL  Our compensation program is designed to closely align the
               OBJECTIVES  financial interests of our executives and key employees with the financial interests of our stockholders. Specific
                           objectives are to:

                           -  Maximize stockholder value

                           -  Provide a competitive compensation package

                           -  Attract and retain the best executive talent

                           -  Motivate executives and key employees to achieve our key business goals

                           -  Put a significant amount of pay at risk in keeping with our pay-for-performance objective

                           -  Encourage "at risk" investment in the Corporation through ownership of common stock or stock units of the Corporation

                           -  Balance short-term and long-term strategic goals

                 MANAGING  We conduct an in-depth review of the Corporation's executive
             COMPENSATION  compensation program each year. Our review is based in part on a comprehensive study by a nationally recognized
                           independent consulting firm. Their study helps us to assess the effectiveness of our compensation program and also
                           provides a comparison relative to compensation practices and costs typical among a group of companies in comparable
                           industries among which the Corporation competes for
                           executive talent.

                           Our executive compensation program is focused on
                           performance-based criteria and is designed to ensure that
                           incentive compensation is earned only to the extent that
                           aggressive performance targets are achieved.

            COMPONENTS OF  Total compensation for our executive officers includes:
             COMPENSATION
                           -  Base salary

                           -  Annual and long-term incentives

                           -  Benefits

                           A significant amount of executive compensation is based on achievement of corporate or operating company performance
                           goals. For example, annual and long-term incentive
                           compensation at target levels comprises approximately 74% of the aggregate compensation package for Mr. Bohannon and
                           approximately 60% for other executive officers. Our
                           compensation program is designed to reinforce our
                           pay-for-performance commitment and to encourage executive
                           officers to focus on maximizing stockholder value.

                           Benefits and perquisites are generally similar to those provided by our compensation comparator companies.

              BASE SALARY  We evaluate base salaries of executive officers every year.
                           The evaluation is based on the individual's performance
                           during the prior period and independent compensation surveys of comparator companies.

                   ANNUAL  Executive officers are eligible for an annual cash bonus
               INCENTIVES  based on achieving corporate and operating company performance targets established at the beginning of each
                           year. The awards for 1999 reflect the extent to which
                           targets for the following performance goals were met or
                           exceeded:

                           -  Corporate level: Income per share from continuing
                           operations, return on capital, and other specified
                              performance measurements including reduction of
                              investment in noncore assets, liability management,
                              strategic positioning, corporate center cost control, and
                              effective support of operating companies

                           -  Operating company level: Net income, return on capital, and other specified performance measurements including
                              revenue growth, operating income margin growth,
                              profitability per employee, liability management, and
                              growth in specified business areas

                           Return on capital for corporate and operating companies is a new measurement in 1999 and is calculated based on a value added approach with emphasis on the amount of operating
                           income generated in excess of a cost of capital charged
                           against all capital employed in the business.

                           Target awards are established for each executive officer as a percentage of salary. Target awards in 1999 ranged from
                           40% to 75% of the executive's base salary, depending on the level of responsibility. Actual bonus awards at the
                           corporate level can range from no award to a maximum of 180%
                           of target, depending on achievement of corporate goals and discretionary adjustment based on individual performance.
                           Actual bonus awards at the operating company level can range from no award to a maximum of 178.5% of target, depending on achievement of operating company goals and discretionary
                           adjustment based on individual performance.

                           Executives, from time to time, receive special awards in
                           recognition of outstanding performance or results.

                           Awards to executive officers may not exceed a funding limit established with respect to each executive. The limit is
                           expressed as a percentage of the Corporation's net income.

                LONG-TERM  Our long-term incentive plans are designed to link executive
               INCENTIVES  compensation to stockholder value, to encourage short-term actions consistent with achievement of long-term growth, to reward measurable performance and to build stock ownership among executive officers. Long-term incentives are provided through performance unit, stock option and performance-based stock grants.

              PERFORMANCE  The Performance Unit Incentive Plan is intended to focus
                    UNITS  participants on the long-term interests of our stockholders by tying the value of units awarded to both stock price
                           appreciation during the performance period and to
                           achievement of financial measures that are key factors in
                           increasing stockholder value. Target goals are set at the
                           beginning of the performance period, which is normally three years in length. Goals at the corporate level are based on return on capital and income per share from continuing
                           operations, while goals for operating companies are based on return on capital and net income. The Performance Unit
                           Incentive Plan is offered to a limited group of key
                           executives, including certain of the executive officers
                           named in the Summary Compensation Table.

            STOCK OPTIONS  Stock options provide a long-term incentive for a broader group of our key employees. Stock options encourage and
                           reward effective management that results in long-term
                           financial success and increased stockholder value. In 1999 stock options were granted for a term of ten years with an exercise price equal to the fair market value of our stock on the date of grant. As a result, the options have value
                           only to the extent that the price of our stock increases.
                           Half the number of options granted can be exercised after
                           one year and the other half after two years if annual
                           incentive goals are achieved, or after three years and four years, respectively, if annual incentive goals are not
                           achieved in a particular year. Options granted since 1998
                           contain forfeiture and non-competition provisions.

             PERFORMANCE-  Certain executive officers, including certain of the
              BASED STOCK  executive officers named in the Summary Compensation Table, were also awarded performance-based stock in 1999.
                           Performance-based stock awards are designed to focus
                           management's attention on value creation as measured by
                           returns to our stockholders; to retain the management team;
                           and to build stock ownership by executive officers.
                           Performance periods are generally three years in length. The stock will be earned only if performance targets, relative to the applicable stock and industry indices are met or
                           exceeded.

                OWNERSHIP  Stock ownership guidelines have been adopted which call for
               GUIDELINES  executives to own a minimum amount of stock on a direct basis, meaning stock or stock units of the Corporation which are at risk in the market and not simply held under option.
                           The minimum required amount is based on multiples of salary ranging from one and one-half to five times an individual's annual salary, depending on salary level.

                      CEO  Mr. Bohannon's total compensation reflects the Corporation's
             COMPENSATION  outstanding performance in 1999, and also on levels of achievement of net income, return on capital and other
                           performance measurements set forth in incentive plans of the
                           Corporation. It also reflects the committee's assessment of his individual performance, compensation levels at
                           comparator companies, and our belief that retention of his services is of vital importance to the Corporation and its stockholders.

                           Mr. Bohannon received a base salary of $825,000 in 1999, and an annual incentive bonus of $1,400,000, a portion of which
                           ($200,000) was deferred and invested in a cash account under the Deferred Compensation Plan for executives. His annual
                           bonus was based on achievement of income per share, return on capital, and other performance goals.

                           Mr. Bohannon also earned a performance unit incentive bonus of $1,500,000 for the 1997-1999 performance period. The
                           bonus was based on achievement of return on capital and
                           income per share goals for the three-year period ending
                           December 31, 1999. In 1999, he also received options to
                           purchase 95,000 shares of common stock with an exercise
                           price of $29.50 per share, and a grant of performance-based stock in the amount of 45,000 shares which will be earned
                           based on the extent to which total stockholder return
                           targets are met relative to applicable indices over a
                           three-year performance period.

                           Approximately 81% of Mr. Bohannon's total compensation in
                           1999 consisted of annual and long-term incentive
                           compensation which was at risk because it was tied to
                           achievement of challenging performance goals and to the
                           price of our stock.

               EMPLOYMENT  The Corporation entered into an employment agreement with
                AGREEMENT  Mr. Bohannon in 1998. Terms and provisions of the agreement are generally described on page 17.

                 LIMIT ON  Section 162(m) of the Internal Revenue Code disallows a
         DEDUCTIBILITY OF  corporate income tax deduction on compensation paid to an
                  CERTAIN  executive officer named in the Summary Compensation Table
             COMPENSATION  that exceeds one million dollars during the tax year, subject to certain permitted exceptions. To the extent
                           compensation is based upon attaining performance goals set by the committee, the compensation is not included in
                           computation of the limit. The committee intends, to the
                           extent possible and where it believes it is in the best
                           interest of the Corporation and its stockholders, to qualify such compensation as tax deductible. However, it does not
                           intend to permit the provisions of Section 162(m) to erode the effectiveness of the Corporation's overall system of
                           compensation policies and practices. The Board submitted
                           performance goals and certain other terms under the Viad
                           Corp Omnibus Incentive Plan for approval at the 1997 Annual
                           Meeting of Stockholders, as required to allow certain of the compensation payable under such plan to be eligible for
                           deduction.

               CONCLUSION  We believe that our executive compensation program has successfully focused the Corporation's senior management on building profitability and stockholder value. Base salaries and incentive grants are competitive with those offered at comparator companies, and a significant portion of executive compensation is linked directly to individual and corporate performance and to our stock price performance.

                           In 1999, as in previous years, the overwhelming majority of the Corporation's executive compensation was at risk and
                           dependent on performance. We will continue to link executive compensation to corporate performance and enhancement of
                           stockholder value.

                                                              HUMAN RESOURCES COMMITTEE
                                                               Jess Hay, Chairman
                                                               Judith K. Hofer
                                                               Linda Johnson Rice
                                                               John C. Tolleson
                                                               Timothy R. Wallace

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the five-year period ended December 31, 1999, the yearly percentage change in the cumulative total stockholder return on the Corporation's common stock to the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and the Commercial and Consumer Services Industry Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           COMMERCIAL &
        Viad         S&P        Consumer
        Corp  Midcap 400  Services Index
Dec94   $100        $100            $100
Dec95   $143        $131            $119
Dec96   $157        $156            $144
Dec97   $188        $206            $189
Dec98   $299        $246            $252
Dec99   $278        $282            $180

                                                        1994       1995       1996       1997       1998       1999
                                                      --------   --------   --------   --------   --------   --------
Viad Corp...........................................   100.0      142.8      156.6      187.9      299.0      277.7

S&P Midcap 400......................................   100.0      130.9      155.9      206.2      245.5      281.6

Commercial & Consumer Services......................   100.0      119.1      144.0      188.8      251.9      179.5

---------------------------------

(1) Assumes $100 invested on the last trading day of 1994 and all dividends reinvested.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table summarizes the compensation we paid in 1997, 1998 and 1999 to the Chairman, President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation, based on 1999 salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                                ---------------------------------------------------   ---------------------------------------------
                                                                                                 AWARDS                 PAYOUTS
                                                                                      ----------------------------   --------------
                                                                      OTHER ANNUAL     RESTRICTED      SECURITIES      LONG-TERM
                                                                      COMPENSATION        STOCK        UNDERLYING      INCENTIVE
NAME AND PRINCIPAL POSITION       YEAR     SALARY ($)   BONUS ($)        ($)(1)       AWARDS ($)(2)   OPTIONS (#)    PAYOUTS ($)(3)
------------------------------  --------   ----------   ---------     ------------    -------------   -----------    --------------
Robert H. Bohannon(5).........    1999      825,000     1,400,000        14,701                --        95,000         1,828,363
  Chairman, President             1998      750,000     1,569,500(6)    277,219                --        70,000         1,081,461(7)
  and CEO                         1997      650,000       450,000(8)     17,518                --       100,000           399,933
Philip W. Milne...............    1999      298,087       239,400         6,889                --        16,000           536,875(7)
  President and CEO Travelers     1998      242,623       194,900         7,339                --        14,500           285,900(7)
  Express Company, Inc.           1997      206,954       166,200         3,900                --        18,000           142,100(7)
Ronald G. Nelson..............    1999      305,675       259,800         7,332                --         9,400           450,550
  Vice President-Finance          1998      271,150       313,900(6)     95,408                --        14,100           376,837
  and Treasurer                   1997      257,233       196,800         7,273                --        14,100           181,210
Peter J. Novak................    1999      303,225       232,000         8,809                --        11,400           405,412
  Vice President and General      1998      273,975       316,100(6)     96,996                --        15,000           202,200
  Counsel                         1997      231,533        88,550(8)      5,650                --        13,500           --
Wayne A. Wight................    1999      205,450       139,700        12,017                --         8,800           --
  Vice President-Corporate        1998      193,725       248,200(6)     94,127                --        12,000           --
  Development                     1997      167,700        85,500        --                    --        12,600           --


                                  ALL OTHER
                                 COMPENSATION
NAME AND PRINCIPAL POSITION         ($)(4)
------------------------------   ------------
Robert H. Bohannon(5).........      30,000
  Chairman, President               22,500
  and CEO                          469,500(8)
Philip W. Milne...............       4,800
  President and CEO Travelers        4,500
  Express Company, Inc.              4,500
Ronald G. Nelson..............      12,227
  Vice President-Finance             8,135
  and Treasurer                      7,717
Peter J. Novak................      12,129
  Vice President and General         8,220
  Counsel                           95,496(8)
Wayne A. Wight................       8,218
  Vice President-Corporate           5,812
  Development                        5,031

------------------------------

(1) Amounts shown represent reimbursement to executives for payment of taxes on certain items.

(2) Dividends are paid on performance-based stock at the same rate as paid to all stockholders. On December 31, 1999, the named executives held shares of performance-based stock having aggregate values as follows:
      Mr. Bohannon, 115,000 shares valued at $3,205,625; Mr. Milne, 19,600 shares valued at $546,350; Mr. Nelson, 17,900 shares valued at $498,963; and Mr. Novak, 18,100 shares valued at $504,538.

(3) Long-term incentive payouts in 1999 included payments under the Performance Unit Incentive Plan for the 1997-1999 performance period and the vesting of the Viad Corp shares granted in 1996 under the Performance-Based Stock Plan. Long-term incentive payouts in 1998 included payments under the Performance Unit Incentive Plan for the 1997-1998 performance period and the vesting of a portion of the Viad Corp and The Dial Corporation shares granted in 1995 under the Performance-Based Stock Plan. Long-term incentive payouts in 1997 included payments under the Performance Unit Incentive Plan for the 1995-1997 performance period and the vesting of a portion of the Viad Corp and The Dial Corporation shares granted in 1994 under the Performance-Based Stock Plan. In 1997
      Mr. Bohannon earned a prorated performance unit incentive bonus with respect to the 1995-1997 performance period for the period of time he served as President and Chief Executive Officer of Travelers Express Company, Inc., a payment services subsidiary. No payout with respect to the 1995-1997 performance period was earned at the corporate level. (See footnote 7.)

(4) Amounts represent matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan, and amounts deferred pursuant to the Deferred Compensation Plan for executives. (See footnote 8.)

(5) Employment agreement dated April 1, 1998 currently provides for an annual salary of $850,000.

(6) Includes a special award of shares of common stock (12,000 shares for Mr. Bohannon and 4,000 shares each for Messrs. Nelson, Novak and Wight). The special award was based on outstanding financial and operational results in 1998, including successful liquidation of the Corporation's noncore assets and businesses which did not meet required performance criteria.

(7) Mr. Milne deferred $139,405 of his 1999 long-term incentive payout pursuant to the terms of the Deferred Compensation Plan for Executives. The deferral was invested in stock units of the Corporation (5,690 stock units acquired at a price of $24.50 per unit, the closing price of the common stock on the date of the investment). Mr. Bohannon and Mr. Milne deferred $898,600 and $125,000 of their respective 1998 long-term incentive payouts. The deferrals were invested in stock units of the Corporation (32,602 and 4,535 stock units, respectively, acquired at a price of $27.5625 per unit, the closing price of the common stock on the date of the investment). Mr. Milne deferred $49,735 of his 1997 long-term incentive payout. The deferral was invested in stock units of the Corporation (2,072 stock units, acquired at a price of $24.00 per unit, the closing price of the common stock on the date of investment). The amounts deferred are included in the "Long-Term Incentive Payouts" column.

(8) Mr. Bohannon and Mr. Novak deferred $450,000 and $88,550 of their respective 1997 annual incentive bonuses (totaling $900,000 and $177,100, respectively). The deferred amounts were invested in stock units of the Corporation (18,750 and 3,690 stock units for Mr. Bohannon and Mr. Novak, respectively, acquired at a price of $24.00 per unit, the closing price of the common stock on the date of investment). The amounts deferred are included in the "All Other Compensation" column.

                           STOCK OPTION GRANTS

                           The following table provides information on stock option
                           grants in 1999 to the executive officers named in the
                           Summary Compensation Table. The amounts shown as potential realizable values are presented for illustrative purposes
                           only. They are calculated based solely on arbitrarily
                           assumed rates of appreciation required by the SEC. The
                           ultimate value of the options depends on the future
                           performance of our common stock and overall stock market
                           conditions. There can be no assurance that the potential
                           realizable values shown in the table will be achieved.

                           Assuming an annual stock price appreciation of 5% and 10%
                           from the grant date through the 10-year term of the option, the amounts shown as potential realizable values would
                           result in an increase in the stock price of $18.55 and
                           $47.02 per share, respectively. The amounts shown as
                           potential realizable values for all stockholders represent the corresponding increase in the aggregate market value of outstanding shares of common stock held by all our
                           stockholders on May 10, 1999, the option grant date. The
                           aggregate price appreciation for all of our stockholders
                           would total approximately $1.77 billion and $4.50 billion, respectively.

                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                       INDIVIDUAL GRANTS
                                                   ---------------------------------------------------------
                                                     NUMBER OF       % OF TOTAL
                                                     SECURITIES       OPTIONS
                                                     UNDERLYING      GRANTED TO      EXERCISE
                                                      OPTIONS       EMPLOYEES IN      PRICE       EXPIRATION
                           NAME                    GRANTED (#)(1)   FISCAL YEAR    ($/SHARE)(1)      DATE
                           ----------------------  --------------   ------------   ------------   ----------

                           Robert H. Bohannon....      95,000          11.87%          29.50       5/10/09

                           Philip W. Milne.......      16,000           2.00%          29.50       5/10/09

                           Ronald G. Nelson......       9,400           1.17%          29.50       5/10/09

                           Peter J. Novak........      11,400           1.42%          29.50       5/10/09

                           Wayne A. Wight........       8,800           1.10%          29.50       5/10/09

                           ALL STOCKHOLDERS'
                             STOCK PRICE APPRE-
                             CIATION.............         N/A             N/A            N/A           N/A
                           ----------------------

                           (1)   The option exercise price is the average of the high and low selling prices of our common stock on the New York Stock Exchange on May 10, 1999, the grant date. Fifty percent of options become exercisable one year after grant and the balance become exercisable two years after grant if annual incentive plan goals are achieved, or after three years and four years, respectively, if annual incentive plan goals are not achieved in a particular year. The options are subject to forfeiture and non-competition provisions. Each option contains the right to surrender the option for cash during certain tender offers. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions.


                                                   POTENTIAL REALIZABLE VALUE
                                                     AT ASSUMED ANNUAL RATES
                                                    OF STOCK PRICE APPRECIA-
                           NAME                       TION FOR OPTION TERM
                           ----------------------  ---------------------------
                                                      5%($)          10%($)
                                                   ------------   ------------
                           Robert H. Bohannon....     1,762,488      4,466,473
                           Philip W. Milne.......       296,840        752,248
                           Ronald G. Nelson......       174,394        441,946
                           Peter J. Novak........       211,499        535,977
                           Wayne A. Wight........       163,262        413,736
                           ALL STOCKHOLDERS'
                             STOCK PRICE APPRE-
                             CIATION.............  1.77 BILLION   4.50 BILLION
                           ----------------------
                           (1)   The option exerc
                                 of our common st
                                 grant date. Fift
                                 grant and the ba
                                 incentive plan g
                                 respectively, if
                                 particular year.
                                 provisions. Each
                                 during certain t
                                 already owned sh
                                 exercise may be
                                 acquired, subjec

                           AGGREGATED STOCK OPTION EXERCISES AND VALUES

                           The following table lists the number of shares acquired and the value realized as a result of option exercises during
                           1999 by the executive officers listed in the Summary
                           Compensation Table. The amounts listed in the column
                           relating to the value of unexercised options, unlike the
                           amounts set forth in the column headed "Value Realized,"
                           have not been, and might never be, realized. The underlying options might not be exercised; and actual gains on
                           exercise, if any, will depend on the value of our common
                           stock on the dates of exercise. There can be no assurance
                           that these values will be realized.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END OPTION VALUES

                                                                                      NUMBER OF SECURITIES
                                                                                           UNDERLYING         VALUE OF UNEXERCISED
                                                          SHARES                      UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                        ACQUIRED ON                      AT FY-END (#)            AT FY-END ($)
                                                         EXERCISE        VALUE            EXERCISABLE/            EXERCISABLE/
                           NAME                             (#)       REALIZED ($)       UNEXERCISABLE          UNEXERCISABLE(1)
                           --------------------------   -----------   ------------   ----------------------   ---------------------
                           Robert H. Bohannon........       None            None     271,470       130,000    3,148,327    108,280
                           Philip W. Milne...........      2,800          56,395      76,757        23,250      980,388     22,429
                           Ronald G. Nelson..........      9,000         167,490     146,265        16,450    2,154,231     21,811
                           Peter J. Novak............     22,388         535,456     118,038        18,900    1,770,246     23,203
                           Wayne A. Wight............      4,856          65,548      47,447        14,800      556,233     18,562
                           -------------------------

                           (1)   The closing price of the Corporation's common stock on December 31, 1999, was $27.875. The information shown reflects options accumulated over periods of up to ten years.

                              LONG-TERM INCENTIVE PLAN GRANTS AND ESTIMATED PAYOUTS

                           The following table provides information on Performance Unit
                           Incentive Plan grants and Performance-Based Stock Plan
                           grants made in 1999 to each of the executive officers named in the Summary Compensation Table.

                                                  LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                                     NON-STOCK BASED PLANS
                                                                              ------------------------------------
                                                   NUMBER OF   PERFORMANCE    THRESHOLD      TARGET      MAXIMUM
                                                   UNITS OR       PERIOD      (NUMBER OF   (NUMBER OF   (NUMBER OF
                           NAME                     SHARES     UNTIL PAYOUT     UNITS)       UNITS)       UNITS)
                           ----------------------  ---------   ------------   ----------   ----------   ----------
                           PERFORMANCE UNITS INCENTIVE PLAN(1)
                           Robert H. Bohannon....   32,000       3 years        8,000        32,000       64,000
                           Philip W. Milne.......    5,220       3 years        1,305         5,220       10,440
                           Ronald G. Nelson......    7,000       3 years        1,750         7,000       14,000
                           Peter J. Novak........    5,640       3 years        1,410         5,640       11,280
                           Wayne A. Wight........     None        N/A           N/A          N/A          N/A

                           PERFORMANCE-BASED STOCK PLAN(2)
                           Robert H. Bohannon....   45,000       3 years        N/A          N/A          N/A
                           Philip W. Milne.......    6,500       3 years        N/A          N/A          N/A
                           Ronald G. Nelson......    5,900       3 years        N/A          N/A          N/A
                           Peter J. Novak........    6,300       3 years        N/A          N/A          N/A
                           Wayne A. Wight........     None        N/A           N/A          N/A          N/A
                           ----------------------

                           (1)   The assumed value of the units awarded was $29.50,
                           which was the average price of the Corporation's common
                                 stock on the date of grant. The value of the units for
                                 any payment of an award is based on the average daily
                                 price of the stock during a ten trading day period
                                 following public announcement of annual earnings after
                                 the performance period. Payouts of awards are
                                 dependent upon achievement of return on capital and
                                 income per share from continuing operations or net
                                 income targets which are established at the beginning
                                 of the performance period.

                           (2)   The stock is earned pro rata to the extent our total
                           stockholder return performance targets are met or exceeded relative to the applicable indices existing at the
                                 time of each award. Dividends are paid on
                                 performance-based stock at the same rate as paid to
                                 all stockholders.

                                  EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

     EMPLOYMENT AGREEMENT  Mr. Bohannon is employed pursuant to an employment agreement dated April 1, 1998, having an initial term of three years.
                           The three-year term of his agreement is automatically
                           renewed each year.

                           The agreement provides for a current annual salary of
                           $850,000, subject to adjustment by action of the Human
                           Resources Committee and Board. The agreement also provides that Mr. Bohannon is entitled to participate in all
                           incentive compensation and other fringe benefit programs
                           offered to other executive officers. Payment of awards under the incentive compensation plans is subject to the sole
                           discretion of the Human Resources Committee.

                           The agreement may be terminated by the Corporation for cause or at the discretion of the Board. Mr. Bohannon may also
                           terminate the agreement upon at least 180 days' advance
                           written notice. Severance obligations of the Corporation
                           vary depending on the circumstances of termination.
                           Mr. Bohannon has agreed not to compete with the Corporation for a three-year period following termination of his
                           employment.

                SEVERANCE  The Corporation has entered into an executive severance
               AGREEMENTS  agreement with Mr. Bohannon. The agreement provides that if his employment terminates for any reason (other than because of death, disability, or normal retirement) within 18 months after a change in control of the Corporation, he will
                           receive severance compensation. The maximum amount the
                           agreement provides for consists of a lump sum payment of
                           three times his highest yearly salary, incentive plan
                           payments and fringe benefits. The agreement also provides a tax gross-up feature, so that he does not have to pay excise taxes imposed by the Internal Revenue Code on payments made pursuant to the agreement. Payments are reduced by other
                           severance benefits paid by the Corporation, but would not be offset by any other amounts. Mr. Bohannon will also be
                           credited with years of service equal to the number of years needed to attain 20 years of service.

                           The Corporation has also entered into an executive severance agreement with the other executive officers named in the
                           Summary Compensation Table. The agreements provide benefits similar to those in the agreement described above, except
                           that if employment terminates involuntarily or they leave
                           for a good reason (as defined in such agreements) they would receive three times their yearly salary, incentive payments and fringe benefits, and if employment terminates because
                           they leave voluntarily during the 30-day period following
                           the first anniversary of the change in control, they would receive two times such compensation.

                                                  PENSION PLANS

                           The following table shows estimated annual retirement
                           benefits payable to covered participants for the years of
                           service and compensation level indicated. It assumes
                           retirement at age 65. The benefits are paid under the Viad
                           Companies Retirement Income Plan and applicable schedules of the Supplemental Pension Plan which prevents the loss of
                           pension benefits otherwise payable except for the
                           limitations of Section 415 of the Internal Revenue Code. The compensation covered by these plans is annual salary and
                           annual bonus (one-half of annual bonus in the case of
                           certain executive officers), as reported in the Summary
                           Compensation Table. Actual benefits will be calculated on
                           the basis of the average of a participant's last five years of covered compensation prior to retirement; however, in
                           some cases the average of a participant's highest five years of annual bonus will be included in covered compensation.

                                                      PENSION PLAN TABLE(1,2)

                                                                  YEARS OF SERVICE(3)
                                              -----------------------------------------------------------
                           REMUNERATION       10 YEARS    15 YEARS    20 YEARS     25 YEARS     30 YEARS
                           -----------------  --------    --------    --------    ----------   ----------

                           $ 125,000........  $ 19,432    $ 29,148    $ 38,864    $   48,580   $   58,295
                           150,000..........    23,682      35,523      47,364        59,205       71,045
                           175,000..........    27,932      41,898      55,864        69,830       83,795
                           200,000..........    32,182      48,273      64,364        80,455       96,545
                           225,000..........    36,432      54,648      72,864        91,080      109,295
                           250,000..........    40,682      61,023      81,364       101,705      122,045
                           300,000..........    49,182      73,773      98,364       122,955      147,545
                           400,000..........    66,182      99,273     132,364       165,455      198,545
                           500,000..........    83,182     124,773     166,364       207,955      249,545
                           600,000..........   100,182     150,273     200,364       250,455      300,545
                           700,000..........   117,182     175,773     234,364       292,955      351,545
                           800,000..........   134,182     201,273     268,364       335,455      402,545
                           900,000..........   151,182     226,773     302,364       377,955      453,545
                           1,000,000........   168,182     252,273     336,364       420,455      504,545
                           1,100,000........   185,182     277,773     370,364       462,955      555,545
                           1,200,000........   202,182     303,273     404,364       505,455      606,545
                           1,300,000........   219,182     328,773     438,364       547,955      657,545
                           1,400,000........   236,182     354,273     472,364       590,455      708,545
                           1,500,000........   253,182     379,773     506,364       632,955      759,545
                           1,600,000........   270,182     405,273     540,364       675,455      810,545
                           1,700,000........   287,182     430,773     574,364       717,955      861,545
                           1,800,000........   304,182     456,273     608,364       760,455      912,545
                           1,900,000........   321,182     481,773     642,364       802,955      963,545
                           2,000,000........   338,182     507,273     676,364       845,455    1,014,545
                           2,100,000........   355,182     532,773     710,364       887,955    1,065,545
                           2,200,000........   372,182     558,273     744,364       930,455    1,116,545
                           2,300,000........   389,182     583,773     778,364       972,955    1,167,545
                           2,400,000........   406,182     609,273     812,364     1,015,455    1,218,545
                           2,500,000........   423,182     634,773     846,364     1,057,955    1,269,545

                    -----------------------------------------

                   (1) The Internal Revenue Code (Code) and the Employee Retirement Income Security Act (ERISA) limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, we have supplemental plans which authorize the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plans.

                   (2) Benefits are computed on a single-life annuity basis. Such benefits reflect a reduction to recognize some of the Social Security benefits to be received by the employee. The amounts shown are before any adjustment for joint and survivorship provisions, which would reduce, in some cases, the amounts shown in the table.

                   (3) Messrs. Bohannon, Milne, Nelson, Novak and Wight currently have 7 years, 9 years, 30 years, 30 years, and 30 years of credited service, respectively.

                           Mr. Bohannon will receive pension benefits equal to 30% of average covered compensation if he retires at age 58; 50% of average covered compensation if he retires at age 60; and
                           60% of average covered compensation if he retires at age 65, with retirement benefits to be calculated on a pro rata
                           basis if he retires at age 59 or between the ages of 60 and
                           65. At March 15, 2000, the estimated annual benefit payable to him upon his retirement at age 65 is $1,182,000.

                                                LEGAL PROCEEDINGS

                           The Corporation and certain subsidiaries are plaintiffs or defendants to various actions, proceedings and pending
                           claims. Certain of these pending legal actions are or
                           purport to be class actions. Some of the foregoing involve, or may involve, compensatory, punitive or other damages.
                           Litigation is subject to many uncertainties, and it is
                           possible that some of the legal actions, proceedings or
                           claims could be decided against us. Although the amount of liability at December 31, 1999, with respect to these
                           matters is not ascertainable, we believe that any resulting liability will not have a material effect on our financial statements. Potential liability for previously reported
                           railroad-asbestos related claims has been resolved favorably for the Corporation.

                           We are subject to various environmental laws and regulations of the United States as well as of the states and other
                           countries in whose jurisdictions we have or had operations and are subject to certain international agreements. As is the case with many companies, we face exposure to actual or potential claims and lawsuits involving environmental
                           matters. Although we are a party to certain environmental
                           disputes, we believe that any liabilities resulting
                           therefrom, after taking into consideration amounts already provided for, exclusive of any potential insurance
                           recoveries, will not have a material effect on our financial statements.

                           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                           The following directors served on the Human Resources
                           Committee during all of 1999: Mr. Hay, Chairman; Mmes. Hofer and Rice; and Mr. Wallace. Mr. Tolleson was appointed to
                           the Committee in February, 1999. None of these directors is or has been an officer or employee of the Corporation or any of its subsidiaries or has had any other relationship with the Corporation or any of its subsidiaries requiring
                           disclosure under the applicable rules of the Securities and
                           Exchange Commission.

                                        SELECTION OF INDEPENDENT AUDITORS

                           The following resolution concerning the appointment of independent auditors will be offered at the meeting:

                           RESOLVED, that the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2000 is hereby ratified and approved.

                           Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. The Board appointed them as our independent auditors for 2000, upon recommendation of
                           our Audit Committee. We expect that a representative of
                           Deloitte & Touche LLP will attend the meeting, respond to
                           appropriate questions, and be afforded the opportunity to
                           make a statement.

                           THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE
                           APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S
                           INDEPENDENT AUDITORS FOR 2000.

                                      VOTING PROCEDURES/REVOKING YOUR PROXY

                   VOTING  Directors must receive a plurality of the shares present and
               PROCEDURES  voting in person or by proxy, in order to be elected. A plurality means receiving the largest number of votes,
                           regardless of whether that is a majority. All matters other than the election of directors submitted to you at the
                           meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our
                           Certificate of Incorporation or Bylaws. You may not cumulate votes.

                           Stockholders who fail to return a proxy or attend the
                           meeting will not count towards determining any required
                           plurality, majority or quorum. Stockholders and brokers
                           returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a
                           quorum, plurality or majority for that proposition.

                           If you are a participant in a 401(k) plan of the Corporation or one of its subsidiaries and/or the Viad Corp Employees'
                           Stock Ownership Plan Trust (ESOP Plan), your proxy will
                           serve as a voting instruction to the respective Trustee. In a 401(k) plan or in the ESOP Plan, if no voting instructions are received from a participant, the Trustees will vote
                           those shares in accordance with the majority of shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may
                           require.

                           Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all
                           shares represented by your returned signed proxy will be
                           voted as noted on the first page of this proxy statement.

         PROXY REVOCATION  Proxies may be revoked if you:

                           - Deliver a signed, written revocation letter, dated later than the proxy, to Scott E. Sayre, Secretary, at our Phoenix address listed above.

                           - Deliver a signed proxy, dated later than the first one, to
                           Norwest Bank Minnesota, N.A.; Shareowner Services; P.O. Box
                             64854; St. Paul, Minnesota 55164-0854.

                           - Attend the meeting and vote in person or by proxy.
                           Attending the meeting alone will not revoke your proxy.

             SOLICITATION  Solicitation of proxies will be made primarily through the
               OF PROXIES  use of the mails, but regular employees of the Corporation may solicit proxies personally, by telephone or otherwise.
                           The Corporation has retained Norwest Bank Minnesota, N.A. to assist it in connection with the solicitation at an
                           estimated fee of $1,500, plus out-of-pocket expenses. We
                           will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of
                           shares.

                            SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION

                           From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of
                           Stockholders. To be considered in the proxy statement or at an annual or special meeting, proposals must be submitted on a timely basis, in addition to meeting other legal
                           requirements. We must receive proposals for the 2001 Annual
                           Meeting of Stockholders no later than December 3, 2000, for possible inclusion in the proxy statement, or between
                           January 9 and February 8, 2001, for possible consideration at the meeting, which is expected to be held on Tuesday, May
                           8, 2001. Proposals or related questions should be directed in writing to the undersigned.

                                                  OTHER BUSINESS

                           The Board of Directors knows of no other matters to be
                           brought before the meeting. If any other business should
                           properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                           A COPY OF THE CORPORATION'S 1999 ANNUAL REPORT ON FORM 10-K
                           FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS
                           ENCLOSED HEREWITH. YOU MAY ALSO OBTAIN OUR OTHER SEC FILINGS
                           AND CERTAIN OTHER INFORMATION CONCERNING THE CORPORATION
                           THROUGH THE INTERNET AT WWW.SEC.GOV AND WWW.VIAD.COM,
                           RESPECTIVELY.

                                                            By Order of the Board of
                                                             Directors
                                                                     Scott E. Sayre
                                                                       SECRETARY

                                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                   APPENDIX A
                              CHARTER OF VIAD CORP
                                AUDIT COMMITTEE

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the quality and integrity of the financial statements of the Corporation,
(2) the compliance by the Corporation with legal and regulatory requirements and
(3) the independence and performance of the Corporation's internal and external auditors.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee, and shall meet the independence and experience requirements of the New York Stock Exchange.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

  1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as discuss the adequacy of internal controls that could significantly affect the Corporation's financial statements.

  3. Review an analysis prepared by management of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements and the opinion of the independent auditor with respect to their audit of the financial statements.

  4. Review the Corporation's quarterly financial statements prior to the release of quarterly earnings if advised by management or the independent auditors that such review is desirable or necessary under the circumstances. This review may be performed by the committee or its chairperson.

  5. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  6. Review major changes to the Corporation's accounting principles and practices and to the internal auditor's standards, as suggested by the internal auditors, management or independent auditor.

  7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

  8. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  9. Approve the fees to be paid to the independent auditor.

 10. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

 11. Meet with the senior internal auditing executive to review the planned audit activities and internal department organization.

 12. Review the appointment and replacement of the senior internal auditing executive.

 13. Review significant reports to management prepared by the internal auditing department and management's responses, as well as any problems or difficulties the internal auditing department may have encountered.

 14. Meet with the independent auditor prior to the audit to review the planning of the audit.

 15. Obtain from the independent auditor assurance that no response obligation has arisen pursuant to Section 10A of the Private Securities Litigation Reform Act of 1995 (relating to auditor disclosure of corporate fraud).

 16. Review with management, including the Corporation's General Counsel and the Corporation's senior internal auditing executive, and with the independent auditor, the status of the Corporation's subsidiary/foreign affiliated entities' conformity with applicable legal requirements and the Corporation's Code of Conduct.

 17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

 18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

 19. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Conduct.

 20. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

 21. Meet at least annually with the principal financial officer or principal accounting officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of management to prepare the financial statements and it is the responsibility of the independent auditor to conduct audits and express an opinion on the financial statements. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

                                   VIAD CORP

                       ANNUAL MEETING OF STOCKHOLDERS

                            Tuesday, May 9, 2000
                      9:00 a.m. Mountain Standard Time

                        Camelback Inn -- Sunshine Room
                          5402 East Lincoln Drive
                            Scottsdale, Arizona


Logo      VIAD CORP
                                                                          PROXY
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on May 9, 2000.

The shares of stock you hold in your account will be voted as you specify.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Robert H. Bohannon and Jess Hay, and each of them, as attorneys and proxies, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING.

                  SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.

                                                      -------------------------
                                                       COMPANY #
 /  /                                                  CONTROL #
                                                      -------------------------

THERE ARE TWO WAYS TO VOTE YOUR PROXY:

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

- Follow the simple instructions the Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Viad Corp, c/o Shareowner Services-TM-, P.O. Box 64873, St. Paul, MN 55164-0873.





           IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

                            - PLEASE DETACH HERE -


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of directors:  01 Robert H. Bohannon   / / Vote FOR
                           02 Douglas L. Rock          all nominees
                           03 John C. Tolleson         (except as marked)

                           / / Vote WITHHELD
                               from all nominees

(Instructions: To withhold authority to vote for any           ----------------
indicated nominee, Write the number(s) of the nominee(s)
in the box provided to the right.)                             ----------------

2. Ratification of appointment of Deloitte & Touche LLP as independent auditors for 2000.

                     / / For     / / Against     / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /
Indicate changes below:                    Date ________________________

                                           -----------------------

                                           -----------------------
                                           Signature(s) in Box

                                           Please sign exactly as your name(s)
                                           appear on Proxy. If held in joint
                                           tenancy, all persons must sign.
                                           Trustees, administrators, etc.,
                                           should include title and authority.
                                           Corporations should provide full
                                           name of corporation and title of
                                           authorized officer signing the proxy.